Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2018
DALLAS - October 17, 2018 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2018.
“We continue to focus on strategic initiatives to position ourselves for the future while delivering record financial results," said Keith Cargill, CEO. "Positioning for through-the-cycle credit quality, broadening our funding profile and driving efficiencies, as we enhance the client experience, are top of mind."

•	Loans held for investment ("LHI"), excluding mortgage finance, remained flat on a linked quarter basis, growing 12% from the third quarter of 2017.

•	Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans, decreased 1% on a linked quarter basis, and increased 8% from the third quarter of 2017.

•	Demand deposits decreased 8% and total deposits remained flat on a linked quarter basis, decreasing 15% and increasing 7%, respectively, from the third quarter of 2017.

•	Net income increased 20% on a linked quarter basis and increased 46% from the third quarter of 2017.

•	EPS increased 20% on a linked quarter basis and increased 47% from the third quarter of 2017.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2018	Q3 2017	% Change
QUARTERLY OPERATING RESULTS
Net income	$85,552	$58,684	46%
Net income available to common stockholders	$83,114	$56,246	48%
Diluted EPS	$1.65	$1.12	47%
Diluted shares	50,381	50,251	—%
ROA	1.31%	0.99%
ROE	14.68%	11.20%

BALANCE SHEET
Loans held for sale (LHS), MCA	$1,651,930	$955,983	73%
LHI, mortgage finance	5,477,787	5,642,285	(3)%
LHI	16,569,538	14,828,406	12%
Total LHI	22,047,325	20,470,691	8%
Total loans	23,699,255	21,426,674	11%
Total assets	27,127,107	24,400,998	11%
Demand deposits	7,031,460	8,263,202	(15)%
Total deposits	20,385,637	19,081,257	7%
Stockholders’ equity	2,426,442	2,158,363	12%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $85.6 million and net income available to common stockholders of $83.1 million for the quarter ended September 30, 2018 compared to net income of $58.7 million and net income available to common stockholders of $56.2 million for the same period in 2017. On a fully diluted basis, earnings per common share were $1.65 for the quarter ended September 30, 2018 compared to $1.12 for the same period of 2017. The increase reflects a $26.9 million year-over-year increase in net income caused by increases in net interest income and non-interest income for the third quarter of 2018 compared to the third quarter of 2017, as well as a decrease in the provision for credit losses and a decrease in income tax rates as a result of the Tax Cuts and Jobs Act which became effective on January 1, 2018, offset by an increase in non-interest expense.

Return on average common equity (“ROE”) was 14.68 percent and return on average assets (“ROA”) was 1.31 percent for the third quarter of 2018, compared to 12.72 percent and 1.16 percent, respectively, for the second quarter of 2018 and 11.20 percent and 0.99 percent, respectively, for the third quarter of 2017. The linked quarter increases in ROE and ROA resulted primarily from the decrease in the provision for credit losses.

Net interest income was $232.2 million for the third quarter of 2018, compared to $231.7 million for the second quarter of 2018 and $204.4 million for the third quarter of 2017. The linked quarter increase in net interest income was primarily due to an increase in average total loans. Net interest margin for the third quarter of 2018 was 3.70 percent, a decrease of 23 basis points from the second quarter of 2018 and an increase of 11 basis points from the third quarter of 2017. Traditional LHI yields for the third quarter of 2018 increased 1 basis point compared to the second quarter of 2018 and 56 basis points compared to the third quarter of 2017. Mortgage finance, excluding MCA, yields for the third quarter of 2018 decreased 23 basis points compared to the second quarter of 2018 and increased 16 basis points compared to the third quarter of 2017. Total cost of deposits for the third quarter of 2018 increased 18 basis points to 0.99 percent compared to 0.81 percent for the second quarter of 2018, and increased 52 basis points from 0.47 percent for the third quarter of 2017.

Average LHI, excluding mortgage finance loans, for the third quarter of 2018 were $16.3 billion, an increase of $448.3 million, or 3 percent, from the second quarter of 2018 and an increase of $1.9 billion, or 13 percent, from the third quarter of 2017. Average total mortgage finance loans for the third quarter of 2018 were $6.9 billion, an increase of $513.8 million, or 8 percent, from the second quarter of 2018 and an increase of $1.1 billion, or 18 percent, from the third quarter of 2017.

Average total deposits for the third quarter of 2018 increased $1.1 billion from the second quarter of 2018 and increased $1.8 billion from the third quarter of 2017. Average demand deposits for the third quarter of 2018 decreased $77.1 million, or 1 percent, to $7.9 billion from $8.0 billion during the second quarter of 2018, and decreased $823.8 million, or 9 percent, from the third quarter of 2017 as a result of the rising interest rate environment and the shift to interest-bearing deposits.

We recorded a $13.0 million provision for credit losses for the third quarter of 2018 compared to $27.0 million for the second quarter of 2018 and $20.0 million for the third quarter of 2017. The provision for the third quarter of 2018 was driven by the consistent application of our methodology. The linked-quarter decrease was primarily related to flat traditional LHI balances, as well as a higher second quarter provision related to credit deterioration in four loans, offset by an increase in non-accrual loans from the second quarter of 2018. The total allowance for credit losses increased to 1.21 percent of LHI excluding mortgage finance loans at September 30, 2018 compared to 1.15 percent at June 30, 2018 and decreased from 1.30 percent at September 30, 2017. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced an increase in non-performing assets ("NPAs") in the third quarter of 2018, increasing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.49 percent compared to 0.41 percent for the second quarter of 2018 and decreasing from 0.67 percent for the third quarter of 2017. Net charge-offs for the third quarter of 2018 were $2.0 million compared to $38.0 million for the second quarter of 2018 and $10.7 million for the third quarter of 2017. For the third quarter of 2018, net charge-offs were 0.04 percent of average total LHI, compared to 0.73 percent for the second quarter of 2018 and 0.22 percent for the same period in 2017. At September 30, 2018, total OREO was $79,000 compared to $9.5 million at June 30, 2018 and $18.1 million at September 30, 2017. During the third quarter of 2018, we sold our largest OREO property and recorded a $2.0 million gain on sale, as well as a reversal of a $2.0 million valuation allowance that was recorded on the property during the first quarter of 2018.

Non-interest income for the third quarter of 2018 increased $8.2 million, or 48 percent, compared to the second quarter of 2018, and increased $6.5 million, or 34 percent compared to the same period of 2017. The linked quarter and year-over-year increases are primarily related to increases in other non-interest income attributable to increases in gain on sale of MCA loans and the above-mentioned gain on sale of OREO.

Non-interest expense for the third quarter of 2018 increased $4.0 million, or 3 percent, compared to the second quarter of 2018, and increased $21.3 million, or 19 percent, compared to the third quarter of 2017. The linked quarter increase in non-interest expense is primarily related to increases in salaries and employee benefits, which includes $2.8 million in severance payments, and net occupancy expenses. Offsetting these increases was a $2.0 million decrease in allowance and other carrying costs for OREO expense related to the above-mentioned sale of OREO. The year-over-year increase is primarily related to increases in salaries and employee benefits, net occupancy, marketing, legal and professional, communications and technology and other non-interest expenses, all of which were attributable to general business growth, offset by a decrease in allowance and other carrying costs for OREO.

Stockholders’ equity increased by 12 percent from $2.2 billion at September 30, 2017 to $2.4 billion at September 30, 2018, due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at September 30, 2018, our ratio of tangible common equity to total tangible assets was 8.3 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2018	2018	2018	2017	2017
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$301,754	$286,852	$253,869	$249,519	$237,643
Interest expense	69,579	55,140	43,569	38,870	33,282
Net interest income	232,175	231,712	210,300	210,649	204,361
Provision for credit losses	13,000	27,000	12,000	2,000	20,000
Net interest income after provision for credit losses	219,175	204,712	198,300	208,649	184,361
Non-interest income	25,518	17,279	19,947	19,374	19,003
Non-interest expense	136,143	132,131	126,960	133,138	114,830
Income before income taxes	108,550	89,860	91,287	94,885	88,534
Income tax expense	22,998	18,424	19,342	50,143	29,850
Net income	85,552	71,436	71,945	44,742	58,684
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$83,114	$68,999	$69,507	$42,305	$56,246

Diluted EPS	$1.65	$1.38	$1.38	$0.84	$1.12
Diluted shares	50,381,349	50,096,015	50,353,497	50,311,962	50,250,866

CONSOLIDATED BALANCE SHEET DATA
Total assets	$27,127,107	$27,781,910	$24,449,147	$25,075,645	$24,400,998
LHI	16,569,538	16,536,721	15,741,772	15,366,252	14,828,406
LHI, mortgage finance	5,477,787	5,923,058	4,689,938	5,308,160	5,642,285
LHS	1,651,930	1,276,768	1,088,565	1,011,004	955,983
Liquidity assets(1)	2,615,570	3,288,107	2,296,673	2,727,581	2,357,537
Investment securities	117,389	24,408	24,929	23,511	24,224
Demand deposits	7,031,460	7,648,125	7,413,340	7,812,660	8,263,202
Total deposits	20,385,637	20,334,871	18,764,533	19,123,180	19,081,257
Other borrowings	3,686,818	4,520,849	2,835,540	3,165,040	2,583,496
Subordinated notes	281,677	281,586	281,496	281,406	281,315
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,426,442	2,343,530	2,273,429	2,202,721	2,158,363

End of period shares outstanding	50,177,260	50,151,064	49,669,774	49,643,344	49,621,825
Book value	$45.37	$43.74	$42.75	$41.35	$40.47
Tangible book value(2)	$45.00	$43.36	$42.37	$40.97	$40.09

SELECTED FINANCIAL RATIOS
Net interest margin	3.70%	3.93%	3.71%	3.47%	3.59%
Return on average assets	1.31%	1.16%	1.22%	0.71%	0.99%
Return on average common equity	14.68%	12.72%	13.39%	8.18%	11.20%
Non-interest income to average earning assets	0.40%	0.29%	0.35%	0.32%	0.33%
Efficiency ratio(3)	52.8%	53.1%	55.1%	57.9%	51.4%
Efficiency ratio, excluding OREO write-down(3)	53.6%	53.1%	54.3%	55.2%	51.4%
Non-interest expense to average earning assets	2.15%	2.23%	2.23%	2.17%	2.00%
Tangible common equity to total tangible assets(4)	8.3%	7.8%	8.6%	8.1%	8.2%
Common Equity Tier 1	8.6%	8.3%	8.8%	8.5%	8.4%
Tier 1 capital	9.6%	9.3%	9.9%	9.5%	9.4%
Total capital	11.5%	11.1%	11.9%	11.5%	11.4%
Leverage	9.7%	9.9%	9.9%	9.2%	9.6%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2018	September 30, 2017	% Change
Assets
Cash and due from banks	$169,481	$143,616	18%
Interest-bearing deposits in other banks	2,585,570	2,332,537	11%
Federal funds sold and securities purchased under resale agreements	30,000	25,000	20%
Investment securities	117,389	24,224	385%
LHS, at fair value	1,651,930	955,983	73%
LHI, mortgage finance	5,477,787	5,642,285	(3)%
LHI (net of unearned income)	16,569,538	14,828,406	12%
Less: Allowance for loan losses	190,306	182,929	4%
LHI, net	21,857,019	20,287,762	8%
Mortgage servicing rights, net	86,359	77,630	11%
Premises and equipment, net	24,004	23,882	1%
Accrued interest receivable and other assets	586,668	511,207	15%
Goodwill and intangibles, net	18,687	19,157	(2)%
Total assets	$27,127,107	$24,400,998	11%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,031,460	$8,263,202	(15)%
Interest bearing	13,354,177	10,818,055	23%
Total deposits	20,385,637	19,081,257	7%

Accrued interest payable	17,218	4,562	277%
Other liabilities	215,909	178,599	21%
Federal funds purchased and repurchase agreements	486,818	83,496	483%
Other borrowings	3,200,000	2,500,000	28%
Subordinated notes, net	281,677	281,315	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	24,700,665	22,242,635	11%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2018 and 2017	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,177,677 and 49,622,242 at September 30, 2018 and 2017, respectively	502	496	1%
Additional paid-in capital	965,286	959,251	1%
Retained earnings	1,312,038	1,048,195	25%
Treasury stock (shares at cost: 417 at September 30, 2018 and 2017)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	(1,376)	429	(421)%
Total stockholders’ equity	2,426,442	2,158,363	12%
Total liabilities and stockholders’ equity	$27,127,107	$24,400,998	11%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017
Interest income
Interest and fees on loans	$291,189	$229,116	$814,500	$607,386
Investment securities	1,161	341	1,560	853
Federal funds sold and securities purchased under resale agreements	1,018	642	2,808	1,606
Interest-bearing deposits in other banks	8,386	7,544	23,607	19,935
Total interest income	301,754	237,643	842,475	629,780
Interest expense
Deposits	52,034	22,435	123,343	52,261
Federal funds purchased	1,800	891	4,434	1,869
Other borrowings	10,317	4,835	24,481	9,757
Subordinated notes	4,191	4,191	12,573	12,573
Trust preferred subordinated debentures	1,237	930	3,457	2,641
Total interest expense	69,579	33,282	168,288	79,101
Net interest income	232,175	204,361	674,187	550,679
Provision for credit losses	13,000	20,000	52,000	42,000
Net interest income after provision for credit losses	219,175	184,361	622,187	508,679
Non-interest income
Service charges on deposit accounts	3,477	3,211	9,619	9,323
Wealth management and trust fee income	2,065	1,627	5,996	4,386
Bank owned life insurance (BOLI) income	643	615	1,959	1,562
Brokered loan fees	6,141	6,152	17,124	17,639
Servicing income	4,987	4,486	15,446	10,387
Swap fees	1,355	647	4,269	3,404
Other	6,850	2,265	8,331	8,181
Total non-interest income	25,518	19,003	62,744	54,882
Non-interest expense
Salaries and employee benefits	77,327	67,882	222,268	194,039
Net occupancy expense	8,362	6,436	22,952	19,062
Marketing	10,214	7,242	29,127	18,349
Legal and professional	10,764	6,395	29,948	20,975
Communications and technology	7,435	6,002	21,211	24,414
FDIC insurance assessment	6,524	6,203	18,884	16,800
Servicing related expenses	4,207	3,897	12,379	8,329
Allowance and other carrying costs for OREO	(1,864)	105	467	315
Other	13,174	10,668	37,998	30,455
Total non-interest expense	136,143	114,830	395,234	332,738
Income before income taxes	108,550	88,534	289,697	230,823
Income tax expense	22,998	29,850	60,764	78,502
Net income	85,552	58,684	228,933	152,321
Preferred stock dividends	2,438	2,438	7,313	7,313
Net income available to common stockholders	$83,114	$56,246	$221,620	$145,008

Basic earnings per common share	$1.66	$1.13	$4.45	$2.93
Diluted earnings per common share	$1.65	$1.12	$4.41	$2.89

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2018	2018	2018	2017	2017
Allowance for loan losses:
Beginning balance	$179,096	$190,898	$184,655	$182,929	$174,225
Loans charged-off:
Commercial	1,301	38,305	5,667	1,999	10,603
Real estate	—	—	—	—	250
Construction	—	—	—	—	59
Consumer	767	—	—	—	—
Leases	319	—	—	—	—
Total charge-offs	2,387	38,305	5,667	1,999	10,912
Recoveries:
Commercial	389	320	360	1,019	132
Real estate	11	8	24	1	21
Construction	—	—	—	—	3
Consumer	10	9	59	14	15
Leases	12	1	19	1	1
Total recoveries	422	338	462	1,035	172
Net charge-offs	1,965	37,967	5,205	964	10,740
Provision for loan losses	13,175	26,165	11,448	2,690	19,444
Ending balance	$190,306	$179,096	$190,898	$184,655	$182,929

Allowance for off-balance sheet credit losses:
Beginning balance	$10,458	$9,623	$9,071	$9,761	$9,205
Provision for off-balance sheet credit losses	(175)	835	552	(690)	556
Ending balance	$10,283	$10,458	$9,623	$9,071	$9,761

Total allowance for credit losses	$200,589	$189,554	$200,521	$193,726	$192,690

Total provision for credit losses	$13,000	$27,000	$12,000	$2,000	$20,000

Allowance for loan losses to LHI	0.86%	0.80%	0.93%	0.89%	0.89%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.15%	1.08%	1.21%	1.20%	1.23%
Allowance for loan losses to average LHI	0.87%	0.86%	0.98%	0.92%	0.95%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.17%	1.13%	1.24%	1.23%	1.27%
Net charge-offs to average LHI(1)	0.04%	0.73%	0.11%	0.02%	0.22%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.05%	0.96%	0.14%	0.03%	0.30%
Net charge-offs to average LHI for last twelve months(1)	0.22%	0.28%	0.15%	0.16%	0.29%
Net charge-offs to average LHI excluding mortgage finance loans for last twelve months(1)(2)	0.29%	0.36%	0.20%	0.21%	0.37%
Total provision for credit losses to average LHI(1)	0.24%	0.52%	0.25%	0.04%	0.41%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.32%	0.68%	0.32%	0.05%	0.55%
Total allowance for credit losses to LHI	0.91%	0.84%	0.98%	0.94%	0.94%
Total allowance for credit losses to LHI excluding mortgage finance loans(1)(2)	1.21%	1.15%	1.27%	1.26%	1.30%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2018	2018	2018	2017	2017

Non-accrual loans	$107,532	$83,295	$123,542	$101,444	$118,205
Other real estate owned (OREO)	79	9,526	9,558	11,742	18,131
Total LHI NPAs	$107,611	$92,821	$133,100	$113,186	$136,336

Non-accrual loans to LHI	0.49%	0.37%	0.60%	0.49%	0.58%
Non-accrual loans to LHI excluding mortgage finance loans(1)	0.65%	0.50%	0.78%	0.66%	0.80%
Total NPAs to LHI plus OREO	0.49%	0.41%	0.65%	0.55%	0.67%
Total NPAs to LHI excluding mortgage finance loans plus OREO(1)	0.65%	0.56%	0.85%	0.74%	0.92%
Total NPAs to earning assets	0.41%	0.35%	0.56%	0.47%	0.58%
Allowance for loan losses to non-accrual loans	1.8x	2.2x	1.5x	1.8x	1.5x

Loans past due 90 days and still accruing(2)	$11,295	$7,357	$13,563	$8,429	$8,892

Loans past due 90 days to LHI	0.05%	0.03%	0.07%	0.14%	0.04%
Loans past due 90 days to LHI excluding mortgage finance loans(1)	0.07%	0.04%	0.09%	0.18%	0.06%

LHS past due 90 days and still accruing(3)	$25,238	$27,858	$35,226	$19,737	$—

(1)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(2)
At September 30, 2018, loans past due 90 days and still accruing includes premium finance loans of $8.2 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(3)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on the balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2018	2018	2018	2017	2017
Interest income
Interest and fees on loans	$291,189	$279,447	$243,864	$238,906	$229,116
Investment securities	1,161	193	206	213	341
Federal funds sold and securities purchased under resale agreements	1,018	745	1,045	936	642
Interest-bearing deposits in other banks	8,386	6,467	8,754	9,464	7,544
Total interest income	301,754	286,852	253,869	249,519	237,643
Interest expense
Deposits	52,034	39,607	31,702	27,625	22,435
Federal funds purchased	1,800	1,665	969	723	891
Other borrowings	10,317	8,484	5,680	5,380	4,835
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,237	1,193	1,027	951	930
Total interest expense	69,579	55,140	43,569	38,870	33,282
Net interest income	232,175	231,712	210,300	210,649	204,361
Provision for credit losses	13,000	27,000	12,000	2,000	20,000
Net interest income after provision for credit losses	219,175	204,712	198,300	208,649	184,361
Non-interest income
Service charges on deposit accounts	3,477	3,005	3,137	3,109	3,211
Wealth management and trust fee income	2,065	2,007	1,924	1,767	1,627
Bank owned life insurance (BOLI) income	643	657	659	698	615
Brokered loan fees	6,141	5,815	5,168	5,692	6,152
Servicing income	4,987	4,967	5,492	5,270	4,486
Swap fees	1,355	1,352	1,562	586	647
Other	6,850	(524)	2,005	2,252	2,265
Total non-interest income	25,518	17,279	19,947	19,374	19,003
Non-interest expense
Salaries and employee benefits	77,327	72,404	72,537	70,192	67,882
Net occupancy expense	8,362	7,356	7,234	6,749	6,436
Marketing	10,214	10,236	8,677	8,438	7,242
Legal and professional	10,764	11,654	7,530	8,756	6,395
Communications and technology	7,435	7,143	6,633	6,590	6,002
FDIC insurance assessment	6,524	6,257	6,103	6,710	6,203
Servicing related expenses	4,207	4,367	3,805	7,177	3,897
Allowance and other carrying costs for OREO	(1,864)	176	2,155	6,122	105
Other	13,174	12,538	12,286	12,404	10,668
Total non-interest expense	136,143	132,131	126,960	133,138	114,830
Income before income taxes	108,550	89,860	91,287	94,885	88,534
Income tax expense	22,998	18,424	19,342	50,143	29,850
Net income	85,552	71,436	71,945	44,742	58,684
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$83,114	$68,999	$69,507	$42,305	$56,246

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	3rd Quarter 2018			2nd Quarter 2018			1st Quarter 2018			4th Quarter 2017			3rd Quarter 2017
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$24,221	$191	3.14%	$24,514	$193	3.15%	$23,854	$206	3.50%	$23,678	$213	3.57%	$86,087	$340	1.57%
Investment securities - Non-taxable(2)	91,298	1,228	5.33%	—	—	—%	—	—	—%	—	—	—%	—	—	—%
Federal funds sold and securities purchased under resale agreements	203,972	1,018	1.98%	166,613	745	1.79%	261,641	1,045	1.62%	292,544	936	1.27%	205,938	642	1.24%
Interest-bearing deposits in other banks	1,697,787	8,386	1.96%	1,498,474	6,467	1.73%	2,302,938	8,754	1.54%	2,924,942	9,464	1.28%	2,383,060	7,544	1.26%
LHS, at fair value	1,484,459	17,272	4.62%	1,516,047	17,026	4.50%	1,187,594	12,535	4.28%	1,144,124	11,507	3.99%	1,009,703	9,882	3.88%
LHI, mortgage finance loans	5,443,829	49,715	3.62%	4,898,411	47,056	3.85%	4,097,995	37,362	3.70%	5,102,107	44,477	3.46%	4,847,530	42,294	3.46%
LHI(1)(2)	16,331,622	225,604	5.48%	15,883,317	216,755	5.47%	15,425,323	195,333	5.14%	15,010,041	185,039	4.89%	14,427,980	178,839	4.92%
Less allowance for loan losses	179,227	—	—	189,238	—	—	184,238	—	—	183,233	—	—	172,774	—	—
LHI, net of allowance	21,596,224	275,319	5.06%	20,592,490	263,811	5.14%	19,339,080	232,695	4.88%	19,928,915	229,516	4.57%	19,102,736	221,133	4.59%
Total earning assets	25,097,961	303,414	4.80%	23,798,138	288,242	4.86%	23,115,107	255,235	4.48%	24,314,203	251,636	4.11%	22,787,524	239,541	4.17%
Cash and other assets	877,954			808,099			797,506			766,622			713,778
Total assets	$25,975,915			$24,606,237			$23,912,613			$25,080,825			$23,501,302
Liabilities and Stockholders’ Equity
Transaction deposits	$3,253,310	$13,642	1.66%	$2,889,834	$10,295	1.43%	$2,792,954	$8,651	1.26%	$2,469,984	$5,845	0.94%	$2,145,324	$4,359	0.81%
Savings deposits	7,820,742	29,930	1.52%	7,784,937	25,454	1.31%	7,982,256	21,958	1.12%	8,403,473	20,655	0.98%	7,618,843	17,152	0.89%
Time deposits	1,778,831	8,462	1.89%	979,735	3,858	1.58%	506,375	1,093	0.88%	533,312	1,125	0.84%	496,076	924	0.74%
Total interest bearing deposits	12,852,883	52,034	1.61%	11,654,506	39,607	1.36%	11,281,585	31,702	1.14%	11,406,769	27,625	0.96%	10,260,243	22,435	0.87%
Other borrowings	2,275,640	12,117	2.11%	2,113,391	10,149	1.93%	1,721,914	6,649	1.57%	1,852,750	6,103	1.31%	1,821,837	5,726	1.25%
Subordinated notes	281,619	4,191	5.90%	281,527	4,191	5.97%	281,437	4,191	6.04%	281,348	4,191	5.91%	281,256	4,191	5.91%
Trust preferred subordinated debentures	113,406	1,237	4.33%	113,406	1,193	4.22%	113,406	1,027	3.67%	113,406	951	3.33%	113,406	930	3.25%
Total interest bearing liabilities	15,523,548	69,579	1.78%	14,162,830	55,140	1.56%	13,398,342	43,569	1.32%	13,654,273	38,870	1.13%	12,476,742	33,282	1.06%
Demand deposits	7,940,503			8,017,578			8,147,721			9,085,819			8,764,263
Other liabilities	116,302			100,074			110,698			138,050			116,998
Stockholders’ equity	2,395,562			2,325,755			2,255,852			2,202,683			2,143,299
Total liabilities and stockholders’ equity	$25,975,915			$24,606,237			$23,912,613			$25,080,825			$23,501,302
Net interest income(2)		$233,835			$233,102			$211,666			$212,766			$206,259
Net interest margin			3.70%			3.93%			3.71%			3.47%			3.59%

(1)	The loan averages include non-accrual loans and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.